                                                                     EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PATTERSON-UTI ENERGY, INC.

           (Originally incorporated on October 14, 1993 under the name
                            Patterson Energy, Inc.)

         FIRST: The name of the Corporation is Patterson-UTI Energy, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is two hundred one million (201,000,000) shares, of which two hundred million (200,000,000) shares shall be Common Stock, having a par value of $0.01 per share, and one million (1,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share. The shares of such classes of stock shall have the following express terms:


Section 1.  PREFERRED STOCK

         1.1 Authority of the Board of Directors to Create Series. The Board of Directors is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the General Corporation Law of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of Preferred Stock, to fix the authorized number of shares of any series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including, but not limited to, the following:

                  (a) the designation of such series, which may be by distinguishing number, letter, or title;

                  (b) the rate or rates at which shares of such series shall be entitled to receive dividends; the periods in respect of which dividends are payable; the conditions upon, and times of payment of, such dividends; the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate; and the other terms and conditions applicable to dividends upon shares of such series;

                  (c) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                  (d) the right, if any, of the Corporation to redeem shares of such series at its option, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption (which may vary depending on the time, manner, or other circumstances of such redemption), and the manner, effect, and other terms and conditions of any such redemption;

                  (e) the obligation, if any, of the Corporation to purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed, or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                  (f) the voting rights, if any, which, if granted, may be full, special, or limited, to be given the shares of such series, including, without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Stock, restricting the permissible terms of other series or the permissible variations between series of the Preferred Stock, authorizing or issuing additional shares of the Preferred Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preferred Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

                  (g) the right, if any, to exchange or convert the shares into shares of any other series of the Preferred Stock or into shares of any other class of stock of the Corporation or the securities of any other corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and

                  (h) the other special powers, preferences, or rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.

         The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Stock.

         1.2 Status of Certain Shares. Shares of any series of the Preferred Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preferred Stock to be created by resolution or resolutions of the Board of Directors or as a part of any other series of the Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock.

Section 2. COMMON STOCK

         2.1 Issuance, Consideration, and Terms. Any unissued shares of the Common Stock may be issued from time to time for such consideration, having a value of not less than the par value thereof, as may be fixed from time to time by the Board of Directors. Any treasury shares may be disposed of for such consideration as may be determined from time to time by the Board of Directors. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be of equal rank and shall be identical to every other share of Common Stock. Holders of Common Stock shall have such rights as are provided herein and by law.

         2.2 Voting Rights. Except as expressly required by law or as provided in or fixed and determined pursuant to Section 1 of this Article FOURTH, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share standing in such holder's name on the books of the Corporation.

         2.3 Dividends. Subject to Section 1 of this Article FOURTH, the holders of Common Stock shall be entitled to receive, and shall share equally share for share, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property, or in securities of the Corporation.

         FIFTH: The Board of Directors is authorized to make, alter, or repeal the Bylaws of the Corporation.

         SIXTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the Bylaws so provide.

         SEVENTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors (or a majority of the members thereof) of the Corporation by action at a meeting, a majority of the members of the Board of Directors of the Corporation acting without a meeting, the Chief Executive Officer of the Corporation, the President of the Corporation or the holders of a majority of the issued and outstanding stock of the Corporation entitled to be voted at such special meeting. Such special meetings may not be called by any other person or persons or in any other manner.

         EIGHTH: The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

         NINTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         TENTH: Any action required or permitted to be taken by the holders of the stock of the Corporation entitled to vote in the election of directors must be effected at a duly called annual meeting or special meeting of such holders and may not be effected by any consent in writing by such holders.

         ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         This Restated Certificate of Incorporation of Patterson-UTI Energy, Inc. (i) was duly adopted by the Board of Directors of Patterson-UTI Energy, Inc., without a vote of the stockholders, in accordance with Section 245 of the Delaware General Corporation Law, (ii) only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of Patterson-UTI Energy, Inc., as heretofore amended; and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         Dated this 8th day of May, 2001.


                                                  /s/ A. Glenn Patterson
                                                  -----------------------------
                                                  A. Glenn Patterson, President

                            CERTIFICATE OF CORRECTION

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PATTERSON-UTI ENERGY, INC.



         Pursuant to the provisions of Section 103(f) of the Delaware General Corporation Law, Patterson-UTI Energy, Inc., a Delaware corporation (the "Company"), adopts the following Certificate of Correction:

         FIRST: On May 8, 2001, the Company filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation dated May 8, 2001 (the "Restated Certificate of Incorporation"). The Restated Certificate of Incorporation is an inaccurate record of the corporate action therein referenced, as Section 1 of Article FOURTH thereof captioned "Preferred Stock" failed to include a reference to the Series A Participating Preferred Stock created by the Board of Directors of the Company through the filing of a Certificate of Designation of the Company with the Secretary of State of the State of Delaware on January 13, 1997.

         SECOND: Subsection 1.1 of Section 1 of Article FOURTH is corrected by adding the following paragraph to the end of Subsection 1.1 thereof:

                  Pursuant to authority conferred by this Article FOURTH upon the board of directors of the Corporation, the board of directors created a series of 100,000 shares of preferred stock designated Series A Participating Preferred Stock by filing a Certificate of Designation of the Corporation with the Secretary of State of the State of Delaware (the "Secretary of State") on January 13, 1997, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Series A Participating Preferred Stock are set forth on Annex A hereto and are incorporated herein by reference.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its duly authorized officer as of the 19th day of November, 2001.

                                PATTERSON-UTI ENERGY, INC.



                                By:  /s/ Jonathan D. Nelson
                                    ------------------------------------------
                                     Jonathan D. Nelson
                                     Vice President - Finance, Chief Financial
                                     Officer, Secretary and Treasurer

                                                                         ANNEX A

                           Certificate of Designation

                                       of

                      Restated Certificate of Incorporation

                                       of

                             Patterson Energy, Inc.


It is hereby certified that:

         1. The name of the corporation is Patterson Energy, Inc. (hereinafter called the "Corporation");

         2. The Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), is hereby amended so that the designation and number of shares of the class and series acted upon in the following resolution and the relative rights, preferences and limitations of such class and series, are as stated in such resolution; and

         3. The following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General Corporation Law at a meeting duly called and held on January 2, 1997;

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Series A Preferred Stock, $.01 par value, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

         Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock" (hereinafter referred to as "Series A Participating Preferred Stock"), the shares of such series shall be without par value, and the number of shares constituting such series shall be 100,000; provided, however, that, if more than a total of 100,000 shares of Series A Participating Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 2, 1997, between the Corporation and Continental Stock Transfer & Trust Company, a New York corporation, as Rights Agent (as amended from time to time) (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151 of the Delaware General Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series A Participating Preferred Stock authorized to be issued to be increased (to the extent that the Restated Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

         Section 2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock by reclassification or otherwise) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.

         (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 15 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

         (A) Except as provided in paragraph C of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Participating Preferred Stock shall exist, the holders of the Series A Participating Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or
(b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-laws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until noncumulative dividends have been paid regularly for at least one year.

                  (ii) The right of the holders of Series A Participating Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Participating Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

                  (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors. present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the By-laws of the Corporation, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

                  (iv) So long as a default in any preference dividends on the Series A Participating Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series A Participating Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall go longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

                  (v) For purposes hereof, a "default in preference dividends" on the Series A Participating Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Participating Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Participating Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

         (E) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Participating Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall he retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation. in any other Certificate of Designation creating a series of Preferred Stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up.

         (A) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation

Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         Section 8. No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary as of January 10, 1997.



                                       /s/  Cloyce A. Talbott
                                       --------------------------------
                                       Cloyce A. Talbott, Chairman and
                                       Chief Executive Officer




Attest:


/s/  James C. Brown
-----------------------------
James C. Brown
Vice President - Finance

                     AMENDMENT TO CERTIFICATE OF DESIGNATION

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PATTERSON-UTI ENERGY, INC.



                  It is hereby certified that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the following resolutions relating to an amendment to the Certificate of Designation filed with the Delaware Secretary of State on January 13, 1997 and subsequently filed as Annex A to the Certificate of Correction of the Restated Certificate of Incorporation of the Corporation filed on November 20, 2001:

                  1. RESOLVED, that the Certificate of Designation of the Corporation filed by the Corporation with the Secretary of State of the State of Delaware on January 13, 1997 and attached as Annex A to the Certificate of Correction of the Restated Certificate of Incorporation filed on November 20, 2001, relating to the Series A Participating Preferred Stock of the Corporation is hereby amended as follows:

                  (A) The number "100" appearing in the tenth and eleventh lines of Section 2(A) is hereby changed in each instance to the number "1,000;"

                  (B) The number "100" appearing in the third line of Section 3(A) is hereby changed to the number "1,000;"

                  (C) The dollar number "$1.00" appearing in the seventh line of
Section 6(A) is hereby changed to the dollar number "$100" and the number "100" appearing in the thirteenth line of Section 6(A) is hereby changed to the number "1,000."

                  (D) The number "100" appearing in the sixth line of Section 7 is hereby changed to the number "1,000."

                  2. No shares of Series A Participating Preferred Stock of the Corporation have been issued or are outstanding.

                  FURTHER RESOLVED, that the Certificate of Designation filed on January 13, 1997, as amended pursuant to the foregoing resolution, is hereby ratified and approved;

                  AND BE IT FURTHER RESOLVED, that the proper officers of the Corporation be and each of them hereby is authorized to execute an amendment to the Certificate of Designation of Restated Certificate of Incorporation pursuant to the applicable section of the General Corporation Law of the State of Delaware and to take all appropriate action to cause that amendment to the certificate to be filed, recorded and become effective in accordance with
Section 103 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, this Amendment to Certificate of Designation has been executed effective as of this 20th day of November, 2001.




                                     /s/ Jonathan D. Nelson
                                    ------------------------------------------
                                    Jonathan D. Nelson
                                    Vice President - Finance, Chief Financial
                                    Officer, Secretary and Treasurer







                                       2